                                                                     EXHIBIT G-4

                             RELIANT RESOURCES, INC
                                AND SUBSIDIARIES



RELIANT RESOURCES, INC., a Delaware corporation, holds unregulated operations and is to be spun off from Reliant Energy, Incorporated.

1. GuideStreet, Inc., a Delaware corporation, provides informational services via the internet.

2. Reliant Energy Broadband, Inc., a Delaware corporation, invests in communications ventures.

3. Reliant Energy Communications, Inc., a Delaware corporation, and its subsidiaries (Insync Internet Services, Incorporated, Reliant Energy Communications (Delaware), LLC, Reliant Energy Communications Networks, LP, Reliant Energy Communications (Texas), LLC) provide telecommunications and internet services.

4. Reliant Energy Net Ventures, Inc., a Delaware corporation, invests in eBusiness ventures.

5. Reliant Energy Power Generation Merger Sub, Inc., a Delaware corporation, will be utilized in connection with an acquisition of an unaffiliated corporation.

6. Reliant Energy Retail Holdings, LLC, a Delaware limited liability company, and its subsidiaries (Reliant Energy Customer Care Services, LLC, Reliant Energy Retail Services, LLC, Reliant Energy Solutions, LLC, Reliant Energy Deepwater Finance, LLC, Reliant Energy Deepwater Finance, LP, Reliant Energy Solutions California, Inc., New Texas Energy Company, and StarEn Power, LLC) supply electric energy at the retail level and provide energy services.

7.       Energy Trading and Marketing - domestic United States:

         o Reliant Energy Services, Inc., a Delaware corporation, and its subsidiaries Reliant Energy Services Channelview LLC, Reliant Energy Services Desert Basin, LLC, Reliant Energy Services Holdings, Inc., Reliant Energy Services Mid-Stream, LLC, and Reliant Energy Services New Mexico, LLC.

8.       Energy Trading and Marketing - Canada:

         o Reliant Energy Services International, Inc., a Delaware corporation, and its subsidiary Reliant Energy Services Canada, Ltd.

9.       Energy Trading & Marketing - Europe:

         o Reliant Energy Europe Trading & Marketing, Inc., a Delaware corporation, and its subsidiaries Reliant Energy Financial Trading B.V., Reliant Energy Trading & Marketing, B.V., Reliant Energy Trading & Marketing GmbH

10. Reliant Energy Trading Exchange, Inc., a Delaware corporation, owns an interest in a internet-based energy trading and marketing platform.

11. Reliant Energy Ventures, Inc., a Delaware corporation, invests in venture capital opportunities.

12. Administrative and financing subsidiaries. The following subsidiaries provide administrative and financing services for other company subsidiaries.

         o Reliant Energy Construction, LLC, a Delaware limited liability company

         o   Reliant Energy Wholesale Service Company, a Delaware corporation

         o Reliant Resources International Services, Inc., a Delaware corporation.

13.      Inactive subsidiaries.  The following are inactive subsidiaries:

         o   Arkla Finance Corporation, a Delaware corporation

         o   ReliantEnergy.com, Inc., a Delaware corporation.

14.      Reliant Energy Power Generation, Inc. and Subsidiaries:

         o Reliant Energy Power Generation, Inc., a Delaware corporation, holds domestic and foreign subsidiaries engaged in power generation development, operations and related activities

         o Reliant Energy California Holdings, LLC, a Delaware limited liability company, owns subsidiaries (Reliant Energy Coolwater, LLC, Reliant Energy Ellwood, LLC, Reliant Energy Etiwanda, LLC, Reliant Energy Mandalay, LLC, and Reliant Energy Ormond Beach, LLC) that own and operate power generation facilities in California

         o Reliant Energy Capital (Europe), Inc., a Delaware corporation, through its subsidiaries (Reliant Energy Europe, Inc., Reliant Energy Trading and Marketing (UK) B.V., Reliant Energy Wholesale (Europe) Holdings B.V., Reliant Energy Wholesale (Europe) Holdings II C.V., Reliant Energy Wholesale (Europe) C.V., Reliant Energy UNA B.V., and Reliant Energy Power Generation Benelux N. V., operates power generating units in The Netherlands and is developing associated trading operations.

15. Reliant Energy CapTrades Holding Corp., a Delaware corporation, through its subsidiary CapTrades, LP, a Delaware limited partnership, is engaged in the development of energy trading

16. Reliant Energy Florida Holdings, LLC, a Delaware limited liability company, owns Reliant Energy Indian River, LLC, Reliant Energy New Smyrna Beach, LLC, and Reliant Energy Osceola, LLC which are engaged in the development of power generation projects in the Southeastern United States.

17. Reliant Energy Mid-Atlantic Development, Inc., a Delaware corporation, owns Reliant Energy Atlantic, LLC, Reliant Energy Erie West, LLC, Reliant Energy Gilbert, LLC, Reliant Energy Hunterstown, LLC, Reliant Energy Portland, LLC, Reliant Energy Seward, LLC, and Reliant Energy Titus, LLC which are power generation project development entities.

18. Reliant Energy Northeast Holdings, Inc., a Delaware corporation, and its subsidiaries engage in power generation and development activities in the Mid-Atlantic region.

19.      Administrative and financing subsidiaries:

         o   Reliant Energy Development Services, Inc.

         o   Reliant Energy Power Operations I, Inc.

         o   Reliant Energy Power Operations II, Inc.

20.      Power generation project development and operation subsidiaries:

         o   Reliant Energy Deer Park, Inc., a Delaware corporation

         o Reliant Energy Desert Basin, LLC, a Delaware limited liability company

         o Reliant Energy Channelview (Delaware) LLC, Reliant Energy Channelview LP, Reliant Energy Channelview (Texas) LLC

         o Reliant Energy Choctaw County, LLC, a Delaware limited liability company

         o Reliant Energy Colusa County, LLC, a Delaware limited liability company

         o Reliant Energy Rancho Cucamonga, LLC, a Delaware limited liability company

         o Reliant Energy Renewables, Inc., a Delaware corporation and its subsidiaries

         o Reliant Energy Sabine (Delaware), Inc., Reliant Energy Sabine (Texas), Inc. and Sabine Cogen, LP

         o Reliant Energy Shelby Holding Corp., Reliant Energy Shelby I, LP, Reliant Energy Shelby II, LP, Reliant Energy Shelby County, LP, Reliant Energy Shelby County II, LP, Reliant Energy Shelby Development Corp.

         o Reliant Energy Signal Peak, LLC, a Delaware limited liability company

         o   Reliant Energy Sunrise, LLC, a Delaware limited liability company.

21.      Inactive subsidiaries.  The following are inactive subsidiaries:

         o   Reliant Energy McHenry I, L.P., a Delaware limited partnership

         o   Reliant Energy McHenry II, L.P., a Delaware limited partnership

         o   Reliant Energy McHenry County, L.P., a Delaware limited partnership

         o   Reliant Energy McHenry Development Corp., a Delaware corporation